Exhibit 10.1
Amendment No.2
to
Executive Employment Agreement

This Amendment No. 2 is made as of November 7, 2012, by and between Candace A. Clark (“Executive”) and Kaman Corporation ("Kaman" or "Company").

WITNESSETH:

WHEREAS, the Company and Executive entered into an Executive Employment Agreement effective January 1, 2007, which was subsequently amended by Amendment No. 1 made as of January 1, 2011 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the terms of the Employment Agreement in accordance with its terms and subject to the provisions of this Amendment;

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, Company and Executive agree as follows:

1.    Section 7(g) of the Employment Agreement is hereby amended in its entirety to read as follows:

“(g)    RETIREMENT. Upon remaining employed with the Company until at least the attainment of age 65 or such other age at or after age 57 as shall be approved by the Board (the “Retirement Eligibility Date”). Nothing herein shall be construed as limiting the Executive's right, if any, to terminate employment prior to the Retirement Eligibility Date and receive compensation and benefits, as applicable, provided under the respective terms of the Company's benefit plans.”
2.    Section 8(e)(4) of the Employment Agreement is hereby deleted.

3.    Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Employment Agreement.

4.    Except as expressly modified herein, all provisions of the Employment Agreement shall remain in full force and effect.

In Witness Whereof, Company and Executive have executed this Amendment.

/s/ Candace A. Clark
Candace A. Clark

11/9/12
Date

Acknowledged and Agreed this 9th day of
November, 2012.

Kaman Corporation

/s/ N. J. Keating
By: Neal J. Keating
Its: Chairman, President and CEO